As filed with the Securities and Exchange Commission on June 4, 1999

                                             REGISTRATION NO. 333-______________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

         DELAWARE                                      63-0860407
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation or Organization)

               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)

                         1999 EXCHANGE STOCK OPTION PLAN
                            (Full Title of the Plan)

                               RICHARD M. SCRUSHY
                              Chairman of the Board
                           and Chief Executive Officer
                             HEALTHSOUTH Corporation
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243
                     (Name and address of agent for service)
                                 (205) 967-7116
          (Telephone number, including area code, of agent for service)

                Copy to:                                   Copy to:
          WILLIAM W. HORTON, ESQ.                 ROBERT E. LEE GARNER, ESQ.
Senior Vice President and Corporate Counsel        MATTHEW T. FRANKLIN, ESQ.
          HEALTHSOUTH Corporation              HASKELL SLAUGHTER & YOUNG, L.L.C.
          One HealthSouth Parkway                 1200 AmSouth/Harbert Plaza
        Birmingham, Alabama  35243                  1901 Sixth Avenue North
              (205) 967-7116                       Birmingham, Alabama  35203
                                                        (205) 251-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         TITLE OF                                              PROPOSED MAXIMUM             PROPOSED MAXIMUM              AMOUNT OF
        SECURITIES                 AMOUNT TO BE                 OFFERING PRICE             AGGREGATE OFFERING           REGISTRATION
     TO BE REGISTERED             REGISTERED (1)                 PER SHARE (1)                  PRICE (1)                  FEE (1)
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par           2,750,000 shares                     N/A                      $ 36,437,500               $ 10,130
   Value $.01 Per Share                                                                         ----------                  -------

====================================================================================================================================

(1) In accordance with Rules 457 (c) and (h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on a price of $13.25 per share, which represents the average of the high and low prices for the shares of HEALTHSOUTH Common Stock as reported on the New York Stock Exchange on June 2, 1999.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating officers and employees as specified by Rule 428(b)(1) of the Securities Act of 1933. The documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (Commission File No. 1-10315) with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934:

                  1. HEALTHSOUTH's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  2. HEALTHSOUTH's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

                  3. The description of HEALTHSOUTH's capital stock contained in HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Restated Certificate of Incorporation filed in the Office of the Secretary of the State of Delaware on May 21, 1998 (the "HEALTHSOUTH Certificate"), contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate and
Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         HEALTHSOUTH has entered into agreements with all of its Directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such Directors and executive officers against liability incurred by them by reason of their services of a Director to the fullest extent allowable under applicable law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Exhibits numbered in accordance with Item 601 of Regulation S-K.

      Exhibit No.                       Exhibit
      -----------                       -------

           5              Opinion of Haskell Slaughter & Young, L. L. C.

          10              1999 Exchange Stock Option Plan

         23.1             Consent of Ernst & Young LLP.

         23.2             Consent of Haskell Slaughter & Young, L.L.C.
                          (contained within Opinion of Counsel included as Exhibit 5).

          24              Powers of Attorney (See Signature Page).


ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 4, 1999.

                                             HEALTHSOUTH CORPORATION

                                             By   /s/ Richard M. Scrushy
                                               ---------------------------------
                                                      Richard M. Scrushy
                                                     Chairman of the Board
                                                  and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Michael D. Martin, and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                                      Capacity                                Date
               ---------                                      --------                                ----
     /s/  Richard M. Scrushy
--------------------------------------                 Chairman of the Board                      June 4, 1999
          Richard M. Scrushy                         and Chief Executive Officer
                                                            and Director
      /s/  Michael D. Martin
--------------------------------------              Executive Vice President and                  June 4, 1999
           Michael D. Martin                           Chief Financial Officer
                                                            and Director

      /s/  William T. Owens                      Group Senior Vice President-Finance              June 4, 1999
--------------------------------------                      and Controller
           William T. Owens                        (Principal Accounting Officer)

       /s/  C. Sage Givens                                    Director                            June 4, 1999
--------------------------------------
            C. Sage Givens


   /s/  Charles W. Newhall III                                Director                            June 4, 1999
--------------------------------------
        Charles W. Newhall III

      /s/  George H. Strong                                   Director                            June 4, 1999
--------------------------------------
           George H. Strong

     /s/  Phillip C. Watkins                                  Director                            June 4, 1999
--------------------------------------
          Phillip C. Watkins

     /s/  John S. Chamberlin                                  Director                            June 4, 1999
--------------------------------------
          John S. Chamberlin

     /s/   Anthony J. Tanner                                  Director                            June 4, 1999
--------------------------------------
           Anthony J. Tanner

     /s/   James P. Bennett                                   Director                            June 4, 1999
--------------------------------------
           James P. Bennett

     /s/   P. Daryl Brown                                     Director                            June 4, 1999
--------------------------------------
           P. Daryl Brown

     /s/   Joel C. Gordon                                     Director                            June 4, 1999
--------------------------------------
           Joel C. Gordon

   /s/  Larry D. Striplin, Jr.                                Director                            June 4, 1999
--------------------------------------
        Larry D. Striplin, Jr.
